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                                                                    EXHIBIT 11.1

                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS


                                                     THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                          JUNE 30,                          JUNE 30,
                                                ----------------------------      ----------------------------
                                                    1996             1995             1996             1995
                                                -----------      -----------      -----------      -----------
Income applicable to common stock:
  Net Income  . . . . . . . . . . . . . .       $ 3,035,326      $ 1,216,815      $ 5,647,405      $ 2,425,353
  Less:  preferred stock dividends  . . .                 -         (353,176)               -         (706,354)
                                                -----------      -----------      -----------      -----------
Income applicable to common stock . . . .         3,035,326          863,639        5,647,405        1,718,999
                                                ===========      ===========      ===========      ===========
Weighted average number of common and
 common equivalent shares
 Primary:
   Weighted average of common shares
     outstanding  . . . . . . . . . . . .        13,072,092        6,258,297       13,064,699        6,261,890
   Weighted average of dilutive common
     stock equivalents  . . . . . . . . .           800,903          745,150          720,424          761,157
                                                -----------      -----------      -----------      -----------
   Weighted average number of common and
     common equivalent shares
     outstanding for primary earnings
     per share  . . . . . . . . . . . . .        13,872,995        7,003,447       13,785,123        7,023,047
                                                ===========      ===========      ===========      ===========
  Fully diluted:
   Weighted average of common shares
     outstanding  . . . . . . . . . . . .        13,072,092        6,258,297       13,064,699        6,261,890
   Weighted average of dilutive common
     stock equivalents  . . . . . . . . .           800,993        5,316,213          734,801        5,332,220
                                                -----------      -----------      -----------      -----------
   Weighted average number of common and
     common equivalent shares outstanding
     for fully diluted earnings per share        13,873,085       11,574,510       13,799,500       11,594,110
                                                ===========      ===========      ===========      ===========
Income per share:
  Primary . . . . . . . . . . . . . . . .       $       .22      $       .12      $       .41      $       .24
                                                ===========      ===========      ===========      ===========
  Fully diluted . . . . . . . . . . . . .       $       .22      $       .11      $       .41      $       .21
                                                ===========      ===========      ===========      ===========
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